Exhibit 10.2

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WITH THE SECURITIES AND EXCHANGE COMMISSION.
ASTERISKS (*) DENOTE SUCH OMISSIONS.

LICENSE, SUPPLY AND DISTRIBUTION AGREEMENT

THIS AGREEMENT is made the April 27, 2004 (the “Effective Date”) by and between PRAECIS PHARMACEUTICALS INCORPORATED, a corporation organized and existing under the laws of State of Delaware having its principal place of business at 830 Winter Street, Waltham, MA 02451, USA (hereinafter referred to as “Praecis”) and SCHERING AG, a corporation organized and existing under the laws of Germany having its principal place of business at 13442 Berlin, Germany (hereinafter referred to as “Schering”).  Praecis and Schering are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WITNESSETH:

WHEREAS, Praecis is engaged, among other things, in the business of research, development, manufacturing and commercialization of pharmaceutical products, including its proprietary drug Plenaxis™;

WHEREAS, Schering is engaged, among other things, in the business of developing, marketing and selling pharmaceutical products in the Territory;

WHEREAS, subject to the terms and conditions set forth in this Agreement, Praecis and Schering wish to collaborate in the development and commercialization of the Product in the Territory;

WHEREAS, subject to the terms and conditions set forth in this Agreement, Praecis wishes to license to Schering and Schering wishes to license from Praecis certain rights relating to the Product in the Territory;

WHEREAS, Praecis and Schering signed a Confidentiality Agreement on November 21, 2001, as amended, in order to govern the protection of confidential information made available by the Parties in connection with the discussions concerning this transaction;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1           Definitions.  The following terms, when capitalized, shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined), when used in this Agreement.

“Affiliate” means any person, corporation, partnership, firm, joint venture, or other entity which, directly or indirectly, by itself or through one or more intermediaries, controls,

is controlled by, or is under common control with, Praecis or Schering, as the case may be. As used in this definition, the term “control” means the possession of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of the outstanding voting securities or by contract or otherwise.

“Agreement” means this License, Supply and Distribution Agreement.

“Approved Label” shall mean the therapeutic indication as defined in section 4.1 of the SmPC of the Marketing Authorization for the Current Product in the MRP-Countries.

“Average Net Sales Price” means, with respect to any country in the Territory in any specified time period, the total Net Sales of the Product in that country during such time period, divided by the number of Product units sold in such time period.

“Bankruptcy Event” shall have the meaning set forth in Section 16.2(d).

“Bulk Product” means the Product in bulk form, in unlabeled vials.  For the Current Product, “Bulk Product” means, as of the Effective Date, the Product in irradiated powder form, in 100mg unlabeled vials, in accordance with the Specifications for the Current Product.

“Business Day” means a day which is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in Boston, Massachusetts, USA or Berlin, Germany.

“CFR” means the US Code of Federal Regulations, as amended from time to time.

“Clinical Development” means all activities relating to planning and execution of clinical studies in humans directed towards obtaining Regulatory Approvals, including Marketing Authorizations for the Product.

“Clinical Life Cycle Management” means any Phase IV or other post-marketing clinical development, studies or other post-Marketing Approval Development activities that may be required or advisable for the Current Product in the Territory.

“CMC/Process Development” means the development of one or more processes for the manufacture and packaging of the Bulk Product for Clinical Development and Commercialization, and shall include, without limitation, formulation, production, fill/finish, sourcing of components, raw materials, and packaging supplies for the Bulk Product, development of methods and controls appropriate for Regulatory Approval, including assays, quality control and quality assurance methodology and stability protocols.

“Commercialization” and “Commercialize” mean all activities relating to the pre-marketing, importing for sale, marketing, distribution and sale, of the Product.  “Commercialization” does not include Development or manufacture of the Product.

“Competing Product” means [*].

“Confidential Information” shall have the meaning set forth in Section 12.1.

“Control” or “Controlled” means the right to grant an exclusive or non-exclusive license or sublicense, as applicable, of patent rights, know-how, Information or other intangible rights as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

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“Current Product” means the Product for the treatment of the Indication of hormonally responsive advanced prostate cancer, as such Indication may be limited or otherwise modified in each country in the Territory pursuant to the Marketing Authorization in such country.

“Development” and “Develop” mean all activities and obligations relating to Existing Trials, Clinical Development, CMC/Process Development, Clinical Life Cycle Management and pharmacovigilance, and any other activities customarily undertaken or reasonably required to obtain and maintain all Regulatory Approvals, including Marketing Authorizations, for the Product.

“Domain Names” mean all Domain Names identical or similar with the Praecis and/ or Schering Trademarks, as set forth in Attachment [tbd], which may be supplemented from time to time in accordance with Article XIV, to be used for the promotion of the Product.

“EMEA” means the European Medicines Evaluation Agency, or any successor agency with substantially the same responsibility for regulating the development, manufacture and sale of human pharmaceutical products.

“End User Kit” means a kit for use of the Product by end users, as specified as of the Effective Date by Praecis, and as such kit may be modified either (a) to comply with Regulatory Requirements or other applicable law or (b) as mutually agreed to by the Parties.  For the Current Product, the End User Kit consists, as of the Effective Date, of the components and specifications set forth on Schedule 2.

“EU” means the countries listed under Item 1 of Schedule 1.

“EU cGMP” means the current Good Manufacturing Practices as set out in Directive 2003/94 as effective of Nov. 2003, of the Commission of the European Communities and further elaborated in The Rules Governing Medicinal Products in the European Community, Volume IV - Guide to Good Manufacturing Practice for Medicinal Products, Contract Manufacture and Analysis, as such may be amended from time to time.

“Existing Development” means the Existing Trials set out in Schedule 3 to this Agreement.

“Existing Trials” means the ongoing (as of the Effective Date) clinical studies of the Product.

“FDA” means the United States Food and Drug Administration, or any successor agency.

“Field” means [*].

“Finished Product” shall mean the Product in a finally packaged form for distribution to end users, including the End User Kit, with all legally required and appropriate warnings, labeling and packaging, and all outer distribution and transport packaging for the foregoing.

“Firm Order” shall have the meaning set forth in Section 10.3.1(a).

“First Commercial Sale” means the date Schering or an Affiliate or a sublicensee of Schering first sells commercially, pursuant to a Regulatory Approval, the Product in any country of the Territory; provided, however, that where such sale has occurred in a country for which pricing or reimbursement approval is necessary for widespread sale, then such sale shall

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not be deemed a First Commercial Sale until such pricing or reimbursement approval has been obtained.

“First Forecast” shall have the meaning set forth in Section 10.3.1(b).

“Floor Price” shall have the meaning set forth in Section 11.1.

“GAAP” means the then-current applicable Generally Accepted Accounting Principles in the United States, consistently applied.

“GCP” shall mean the Tripartite Guideline on Good Clinical Practice (ICH-GCP) established by the International Conference on Harmonization in June 1996 as amended from time to time, and implemented and published by the EMEA and the FDA.

“GLP” means the Good Laboratory Practices regulations promulgated by FDA and/or the GLP regulations required by the local authorities of the countries where the studies will be performed or resultant data submitted, as they may be amended from time to time.

“GMP” means EU cGMP and US cGMP.

“Gross Margin” means, for any country in the Territory, the quotient expressed as a percentage, of (a) the positive difference between (i) the Average Net Sales Price for the Finished Product in such country minus (ii) the sum of Floor Price plus any government-mandated price reductions, divided by (b) the positive difference between (i) the Average Net Sales Price for the Finished Product in such country minus (ii) any government-mandated price reductions.

“Health Regulatory Authority” means EMEA, the national competent authorities of the EU member states, FDA and any other government entity that has jurisdiction to grant Regulatory Approvals, including, but not limited to, Marketing Authorizations, for the Product in the Territory.

“Improvement” means with respect to the Product, any of the following: (i) any change to the formulation, dosage, mode of administration or packaging thereof that is not either (a) expressly included in or reflective of the Product as initially approved by the BfArM of Germany and in the initial round of Mutual Recognition Process by Concerned Member States, or (b) expressly set forth in the IND for a Product for any other Indication in the Field when Clinical Development is initiated for such Product, or (ii) a method, process or apparatus for manufacture thereof, which results in an enhancement or alteration of any component of the Product with respect to, without limitation, efficacy, safety, drug delivery profiles, stability, shelf-life, dosage, cost, ease of use, or styling.  Notwithstanding the foregoing, for purposes of Section 2.6, “Improvement” shall have the meaning set forth in Section 1.6 of the IUF License Agreement.  For the avoidance of doubt, “Improvement” does not include any Indication.

“IND” means an Investigational New Drug Application filed with the FDA pursuant to 21 CFR 312.1 et seq.

“IND Equivalent” means an application submitted in a country other than the United States for approval to conduct Clinical Development of a drug compound or drug composition.

“Indication” means any human medical indication in the Field.

“Information” means: (i) techniques, data and information reasonably related to the Licensed Activities, including, but not limited to, inventions, practices, methods, manufacturing processes, knowledge, know-how, skill, trade secrets, experience, test data (including pharmacological, toxicological, preclinical and clinical test data); data, records and information derived from Development, regulatory submissions, adverse reactions, analytical and quality control data, and manufacturing data (to the extent related to Schering Manufacturing from and after such time as such activities are undertaken by Schering pursuant to this Agreement), but excluding raw and source patient data as required to comply with the applicable law and excluding any data and information specific to the marketing, pricing, cost, sales and distribution information for the Product outside the Territory or inside the Territory but outside of the Field.

“IU” means Indiana University.

“IUF” means shall mean Advanced Research Technology Institute, as successor-in-interest to Indiana University Foundation. “IUF License Agreement” means that certain License Agreement dated as of October 17, 1996 between IUF and Praecis, as amended.

“Licensed Activities” means Development (to the extent Schering may undertake such activities pursuant to this Agreement, including Sections 4.6 or Article V), regulatory prosecution pursuant to Articles IV and V, and Commercialization of the Product in the Territory, as well as Schering Manufacturing and all obligations of Schering under this Agreement.

“Losses” shall have the meaning set forth in Section 17.1.

“Marketing Authorization Application” means an application for Regulatory Approval which is required before commercial sale, use or placing on the market the Product as a proprietary medicinal product in a country in the Territory. This includes, for the purposes of Regulatory Approval in the European Union, applications pursuant to the current version of Directive 2001/83/EC or Council Regulation ECC/2309/81 as applicable.  Any successor legislation has to be followed accordingly.

“Marketing Authorization” means the right to place a (proprietary) medicinal product on a market in the Territory for commercial exploitation.

“MRP Country” means any country in the EU or the European Economic Area as set forth in Schedule 1 that participates in the Mutual Recognition Procedure for Marketing Authorizations for the Current Product.

“Net Sales” [*]

[*]

[*]

[*]

[*]

[*]

[*]

“Other Praecis Products” shall mean at any given point in time, any pharmaceutical compounds or products containing PPI-149 as an active pharmaceutical ingredient, other than the Product within the Territory.

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“Patents” means all existing patents and patent applications and all patent applications hereinafter filed, including any continuation, continuation-in-part, division, provisional or any substitute applications, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplemental patent certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.  “Patents” also includes a Supplementary Certificate of Protection of a member state of the European Union and any other similar protective rights in any other country.

“Patent Expenses” means the fees, expenses and disbursements and outside counsel and agent fees incurred in connection with the preparation, filing, prosecution and maintenance of Praecis Patents, including costs of patent interference and opposition proceedings.

“PPI-149” shall mean the compound set forth on Schedule 4 of this Agreement.

“PPI Licensed Rights” shall mean the Patents and Information licensed to Praecis pursuant to the IUF License Agreement.

“Praecis Improvement” means an Improvement Controlled by Praecis.

“Praecis Information” means Information within the Control of Praecis as of the Effective Date or which comes within the Control of Praecis during the term of this Agreement and reasonably relates to the Licensed Activities in the Territory.  “Praecis Information” includes Information Controlled by Praecis that constitute or are reasonably related to Praecis Improvements, subject to Section 2.3.  Notwithstanding anything herein to the contrary, Praecis Information shall exclude Praecis Patents.

“Praecis Name” means the “PRAECIS PHARMACEUTICALS INCORPORATED” trade name, or any successor name of Praecis, or the name of any successor or acquiring entity of Praecis.

“Praecis Trademark” means the Trademark PLENAXIS owned by Praecis.

“Praecis Patents” means any Patents owned or Controlled by Praecis or its Affiliates as of the Effective Date or which come within the Control of Praecis or any of its Affiliates during the term of this Agreement covering the manufacture, use, importation, sale or offer for sale of the Product in the Territory.  “Praecis Patents” includes Patents Controlled by Praecis that claim Improvements, subject to Section 2.3.

“Praecis Trademark” means “PLENAXIS.”

“Pricing and Reimbursement Authorization” means, in respect of any country in the Territory, the Regulatory Approvals necessary for pricing and reimbursement of the Product in such country, but excluding any Marketing Authorizations.

“Product” means a pharmaceutical product containing PPI-149 as an active ingredient: (i) for the Indication, formulation, dosage and mode of administration constituting the Current Product, (ii) for any additional Indications, in the formulations, dosages and modes of administration specified therefor, and (iii) in any other formulation, dosage and mode of administration licensed hereunder as a Praecis Improvement for any Indication in accordance with Section 2.3.

“QAA” shall mean a Quality Assurance Agreement which will be in a form mutually agreed by the Parties and will be entered within 90 days after execution of this

Agreement, it being acknowledged by the Parties that the form of Quality Assurance Agreement attached hereto as Schedule 6 will form the basis for finalizing the Quality Assurance Agreement.

“Quality Specifications” are those specifications for release of the Finished Product as set forth in Appendix 2 of the QAA as amended from time to time.

“Registration Dossier” means any and all information, processes, techniques and data owned and prepared by Praecis or Schering relating to the Product and submitted to Health Regulatory Authorities in the format required by the regulations applicable in the particular jurisdiction to obtain Regulatory Approvals, including, but not limited to Marketing Authorizations.

“Regulatory Approval” means all approvals, product and establishment licenses, registrations or authorizations of any federal, state or local authority, department, bureau or other governmental entity, necessary for the manufacture, use, storage, importation, export, transport, sale, placing on the market, pricing or reimbursement of the Product in a jurisdiction.  “Regulatory Approval” includes Marketing Authorizations and Pricing and Reimbursement Authorizations.

“Regulatory Requirements” means, for the Product, (i) the Specifications, (ii) GMP, (iii) requirements under laws and regulations of Health Regulatory Authorities in each jurisdiction that are applicable to the manufacturing activities undertaken in that jurisdiction with respect to the manufacture of Product and (iv) requirements under laws and regulations of Health Regulatory Authorities, and requirements in Marketing Authorizations for the Territory, incorporated as Changes pursuant to the change management process of Article VI.

“Risk Management Program” means a program for the monitoring of the use of the Product (as such phrase is used by the FDA), in accordance with requirements of any Health Regulatory Authority.

“Schering Information” means Information generated or obtained by Schering and reasonably related to the Licensed Activities (other than Information provided to Schering by Praecis) during the term of this Agreement and Controlled by Schering.

“Schering Manufacturing” means production of the Finished Product from the Bulk Product and, if and to the extent Schering obtains and exercises its right to do so pursuant to Section 10.7, the manufacture of the Bulk Product.

“Schering Trademark” means any trademark to be used for the promotion, marketing and selling of the Product, other than the Praecis Trademark.

“Shipment Date” shall have the meaning set forth in Section 10.5.2.

“Second Forecast” shall have the meaning set forth in Section 10.3.1.c.

“Specifications” means (i) with respect to the Current Product, the specifications in the Marketing Authorization therefor in Germany, (ii) with respect to any other Indication and any other formulation, dosage or mode of application for the Product (other than the Current Product), the specifications in the Marketing Authorization therefor in the Reference Member State, in the case of (i) or (ii), as amended pursuant to the change management process set forth in Article VI.

“Steering Committee” or “SC” means the coordinating committee established by the Parties in Section 7.1.

“Sublicensee” means (i) Schering Affiliates and customary members of Schering’s distribution chain for prostate cancer products, and (ii) any other Third Parties, if such other Third Parties are approved in advance by Praecis in writing, in each case (i) and (ii) to which Schering grants a sublicense, provided that Schering remains primarily liable for the acts and omissions of such sublicensees.

“Supply Price” shall mean the price for Bulk Product, determined as set forth in Section 11.1.

“Territory” means the countries listed in Schedule 1, except to the extent this Agreement is terminated with respect to any such country pursuant to Sections 16.2(b) or 16.2(f).

“Third Party” means any entity other than Praecis or Schering and their respective Affiliates and, with respect to Schering for purposes of the Net Sales definition, Sublicensees in their capacity as Sublicensees.

“Trademark” means, with respect to each country in the Territory, the trademark actually used for the promotion, marketing and selling of the Product in such country in the Territory.

“US cGMP” means the FDA’s current Good Manufacturing Practice regulations as promulgated under the Act at 21 CFR (chapters 210, 211, 600 and 610), and as further defined by FDA guidance documents, as such may be amended from time to time.

“Valid Claim” shall mean a claim in any unexpired and issued Praecis Patent that has not been disclaimed, revoked or held invalid or unenforceable by a final unappealable decision of a court or government agency of competent jurisdiction.

ARTICLE II

LICENSES AND TRANSFER OF INFORMATION

2.1                                 Exclusive Patent and Information License to Schering

(a)                                  Praecis hereby grants to Schering a license, with a right to sublicense to Sublicensees in accordance with Section 2.2, under the claims contained in the Praecis Patents and under the Praecis Information, to use manufacture, have manufactured, market, sell, import for sale and distribute the Product in the Territory to the extent the foregoing are within the scope of the Licensed Activities, subject to the terms and conditions hereof.  The foregoing license grant is (i) exclusive with respect to Commercialization in the Territory and (ii) non-exclusive with respect to all other Licensed Activities.

(b)                                 Notwithstanding any of the foregoing in Section 2.1(a), Schering acknowledges that Praecis may hold, sponsor and participate in conferences and symposia in the Territory related to the Product subject to Schering’s prior written consent which shall not be unreasonably withheld. Schering acknowledges that Praecis has undertaken various conference and symposia sponsorships and other premarketing activities relating to the Product, and will reasonably cooperate with Praecis in transitioning responsibilities and costs for such activities to Schering.

(c)                                  A list of the Praecis Patents identified as of the Effective Date is attached hereto as Schedule 5.  If at any time during the term of this Agreement any additional Patents come under the Control of Praecis as Praecis Patents, such shall be added periodically, at least quarterly,  to the list attached hereto as Schedule 5.

(d)                                 Each Party shall disclose and provide to the other Party all Praecis Information or Schering Information, as applicable, including but not limited to all Praecis Information regarding the Existing Trials. If at any time during the term of this Agreement any additional Praecis Information is acquired by Praecis, Praecis shall periodically, at least quarterly, disclose and provide to Schering all such additional Praecis Information.  If at any time during the term of this Agreement any additional Schering Information is acquired by Schering, Schering shall periodically, at least quarterly, disclose and provide to Praecis all such additional Schering Information.  Praecis may use such Schering Information in connection with the development, manufacture and commercialization of Other Praecis Products.

(e)                                  Schering acknowledges and agrees that Praecis may disclose Schering Information (including Development-related Information) to Praecis’ other licensees and contractors upon Schering’s prior written consent, such consent not to be unreasonably withheld.  Praecis shall use commercially reasonable efforts to make available to Schering for use with the Product in the Territory the Information of such other licensees and contractors (“Additional Partner Data”).  Schering shall use and disclose to Sublicensees and Regulatory Authorities Praecis Information, including such Information of other Praecis licensees and contractors, only as required to obtain and maintain Regulatory Approvals for the Product in the Territory, or as otherwise reasonably necessary to exercise its rights and perform its obligations under this Agreement, subject to Article XII.  In all agreements entered into after the Effective Date with Third Parties or Affiliates involving Information, Schering and Praecis, respectively, shall use reasonable efforts to include in such agreements a provision requiring that such Third Parties and Affiliates provide the other Party with access to all such Information, to the extent reasonably necessary to exercise the rights and fulfill the obligations of the other Party under this Agreement.

2.2                                 Sublicensing.  Schering shall have the right to sublicense reasonable subportions of the licenses granted pursuant to Section 2.1 to any Sublicensee; provided that Schering may not sublicense substantially all supervisory control over any of the Licensed Activities in any part of the Territory (other than to a wholly-owned Affiliate of Schering, or to customary members of the Schering distribution channel) without the prior written consent of Praecis, such consent not to be unreasonably withheld with respect to any country representing less than five percent (5%) of total Net Sales for the Territory.

2.3                                 Improvements.  The license grant of Section 2.1(a) includes all Praecis Improvements, subject to Section 5.2.1.

2.4                                 Right of First Negotiation for Indications Outside the Field.

2.4.1                        Praecis hereby grants to Schering a right of first negotiation (the “Schering Right of First Negotiation”) for the development and commercialization in the Territory of PPI-149 for any indication outside of the Field (each, an “Additional Indication”), upon the terms and subject to the conditions set forth in this Section 2.4.

2.4.2                        [*]

2.4.3                        Schering may, [*] make a written proposal of key terms to Praecis for the development and/or commercialization in the Territory of such Additional Indication (a “Schering Proposal”).  Praecis and Schering shall then negotiate in good faith for up to [*] in an effort to reach a definitive agreement for the development and commercialization in the Territory of such Additional Indication (the “ROFN Negotiation Period”).

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ASTERISKS (*) DENOTE SUCH OMISSIONS.

2.4.4                        [*]

2.5                                 Third Party Terms and Conditions.  The provisions of this Agreement are expressly subject to the terms and conditions of the IUF License Agreement with respect to Praecis Patents and Praecis Information that is licensed by Praecis under the IUF License Agreement.  The license grants under this Agreement with respect to any Third Party intellectual property Controlled by Praecis (other than the PPI Licensed Rights) is expressly subject to any additional terms and conditions of applicable third party agreements.  To the extent that any fees or royalties are payable to any such Third Party with respect to such Third Party intellectual property (other than the PPI Licensed Rights), Schering, as the sublicensee under this Agreement shall be responsible for such fees or royalties reasonably allocable to Schering’s license grant under this Agreement, [*] Praecis represents and warrants to Schering that, as of the Effective Date, there are no royalties or other payments that Schering is obligated to pay to third parties under the license grant of Section 2.1.

2.6                                 License Back of IUF Improvements.  Schering hereby grants to Praecis a perpetual, irrevocable license under any Improvements made by Schering, solely for purposes of and to the extent necessary for Praecis to grant to IUF and IU a royalty-free, non-exclusive license to use the Schering Improvements for research and educational purposes only, and without the right to sublicense.

2.7                                 Savings Clause.  Except as expressly set forth herein or in Article XIV, no rights or licenses are granted to Praecis Patents, Praecis Information or Praecis Trademarks.

ARTICLE III

DEVELOPMENT OF THE CURRENT PRODUCT

3.1                                 Development and Clinical Life Cycle Management

(a)                                  Praecis shall solely be responsible for and control all Development of the Current Product relevant for obtaining Marketing Authorizations for the Current Product [*]

(b)                                 Development of the Current Product to obtain Marketing Authorizations in any country in the Territory other than [*]

(c)                                  [*]

3.2                                 [*]

3.3                                 [*]

ARTICLE IV

REGISTRATION, PHARMACOVIGILANCE

4.1                                 Praecis shall be solely responsible for the preparation of Marketing Authorization Applications, including the corresponding Registration Dossiers, to seek Marketing Authorizations for the Current Product in the MRP Countries.  For avoidance of doubt, the foregoing shall apply in the event the Mutual Recognition Procedure is repeated.

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ASTERISKS (*) DENOTE SUCH OMISSIONS.

4.2                                 A copy of each such Marketing Authorization Application and the respective Registration Dossier shall be promptly provided to Schering.  In connection with all such Marketing Authorization Applications being prosecuted by Praecis, Praecis agrees to provide Schering with a copy (which may be wholly or partly in electronic form) of all filings to Health Regulatory Authorities that it makes in connection with Section 4.1, such copy to be provided at substantially the same time as Praecis files with the Health Regulatory Authority.

[*]

4.3                                 Registration in the MRP Countries

4.3.1                        Praecis shall conduct and be solely responsible for the Marketing Authorization Application for the Current Product in the MRP Countries until Mutual Recognition of the Current Product is achieved.  All such Marketing Authorization Applications shall be filed in the name of Praecis or its Affiliates and Schering shall be named as the distributor of the Current Product.

4.3.2                        [*]

4.3.3                        [*]

4.3.4                        [*]

4.3.5                        [*]

4.4                                 Registration in all other Countries of the Territory

4.4.1                        [*]

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4.4.2                        [*]

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4.5                                 [*]

4.6                                 [*]

4.7                                 [*]

4.8                                 Mutual Exchange Product Safety related Information. Praecis and Schering will regularly inform each other of any material information relating to the safety of the Product, including any serious unexpected and expected side effects of which the Parties shall inform each other expeditiously and in accordance with the relevant and current legislation of the countries of the Territory.  This information exchange also includes material information and serious adverse reactions acquired from Third Parties, as set forth in the Pharmacovigilance Agreement.

4.9                                 Within 90 days after the execution of the Agreement, and before the First Commercial Sale in one of the countries of the Territory and before enrollment of the first patient in a Schering sponsored study, the Parties agree to enter into a customary and reasonable

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Pharmacovigilance Agreement which should be set up by both Parties to govern safety information exchange including but not limited to collection, investigation and reporting to Regulatory Authorities of Product-related adverse drug experience reports, such that each of the Parties can comply with its legal obligations worldwide.  The standard operating procedure will encompass individual case safety reports from all sources as well as periodic reporting (e.g. periodic safety update reports). The standard operating procedure will be promptly amended as changes in international legal obligations require. Both Parties acknowledge that the form of Pharmacovigilance Agreement attached hereto as Schedule 7 will form the basis for finalizing the Pharmacovigilance Agreement.

4.10                           Any capitalized term in this Article or elsewhere in this Agreement relating to the Mutual Recognition Process which is not defined in this Agreement shall have the meaning accorded that term in EU directive 2001/83/EC or its succeeding legislation.

ARTICLE V

ADDITIONAL DEVELOPMENT AND REGULATORY MATTERS

5.1                                 Development of Other Indications Within the Field.  In the event that either Party wishes to initiate Development directed toward Marketing Authorization in any country in the Territory of either (i) any Product referred to in clause (ii) of the definition of Product for use in the Field, or (ii)  expansion of the Indication for the Current Product, the Parties will negotiate in good faith the allocation of responsibilities and costs for Development and registration of such Product (including any such expansion) within the Field.  Schering would have the exclusive Commercialization rights in the Territory for any such Product (including any such expansion) within the Field.

5.2                                 Development and Regulatory Prosecution of Improvements.

5.2.1                        [*]

5.2.2                        Record-Keeping and Reporting.

(a)                                  Record keeping.  Schering and Praecis shall maintain records of Development and regulatory activities with respect to the Product (or cause such records to be maintained) in sufficient detail and in good scientific manner as will properly reflect all Development and regulatory work done and results achieved.

(b)                                 Reports.  Each Party shall periodically provide the SC with a written report summarizing the progress of Development and regulatory activities performed by or under authority of such Party with respect to the Product in the Territory during the preceding calendar half-year.  Unless otherwise agreed, such reports shall be due semi-annually, by March 1 and September 1 of each calendar year for so long as the Party is undertaking such activities.

5.3                                 Compliance. To the extent a Party engages in additional Development activities with respect to the Product in the Territory, such Party will comply in all material respects with applicable laws and Regulatory Requirements of the European Commission applicable to such Development activities.

ARTICLE VI

CHANGE MANAGEMENT PROCESS

6.1                                 [*]

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6.2                                 [*]

[*]

6.3                                 [*]

6.4                                 Other Changes.

6.4.1                        [*]

6.4.2                        [*]

6.5                                 [*]

6.6                                 [*]

6.7                                 [*]

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ARTICLE VII

STEERING COMMITTEE / WORKING TEAM

7.1                                 Establishment. The Parties hereby agree that promptly after execution of this Agreement, they will form a Steering Committee composed of four (4) members (the “SC Members”) with functions more fully described in Section 7.2 below. Each Party shall have the right to appoint two (2) SC Members to serve on the Steering Committee each of whom shall be (i) a member of the respective Party’s senior management and (ii) duly authorized by such Party to transact the business of the Steering Committee. Upon written notice to the other, each Party shall be entitled to appoint substitute SC Member(s), provided that, such substitute(s) belong to the senior management of its respective Party. SC Members shall be allowed to be represented by someone who has the appropriate mandate by that Party. The Parties hereby agree that the Steering Committee shall meet at least semi-annually at mutually agreeable dates and places (provided, that, alternate meetings of the SC shall be held at Praecis’ headquarters in the United States or such other location reasonably agreed to by the Parties) and that, upon invitation of either Party, other representatives of Schering, Praecis, or both, shall be allowed to attend such meetings (provided such representatives are subject to reasonable confidentiality restrictions). The Parties further agree that each shall bear all expenses of its respective SC Members and representatives with respect to their participation in the Steering Committee.

7.2                                 General Functions of the Steering Committee. The Parties agree that the functions of the Steering Committee shall be to exchange information and to jointly plan activities with respect to the Product in the Territory. The Steering Committee shall also appoint a Working Team, as more fully described in Section 7.4 below and a Manufacturing and Supply Team, as more fully described in Section 10.2 below.

7.3                                 Decision-Making. The Parties hereby agree that all decisions and/or actions taken by the Steering Committee shall be taken exclusively by the unanimous express consent of all the SC Members. In the event the Steering Committee is unable to reach an agreement on any matter, then such matter shall be referred to the Chief Executive Officer of Praecis and to the Chief Executive Officer of Schering’s Region Europe for their consideration and resolution.  The Parties however agree that, in the event of any issue arising in connection with the marketing of the Product, Schering’s decision shall constitute the final decision, and that this decision shall be binding upon both Parties, provided such decision is not inconsistent with the express obligations of Schering under this Agreement.

7.4                                 The Parties hereby agree that the Steering Committee shall meet at least semi-annually at mutually agreeable dates and places (provided, that, alternate meetings of the SC shall be held at Praecis’ headquarters in the United States or such other location reasonably agreed to by the Parties) and that, upon invitation of either Party, other representatives of Schering, Praecis, or both, shall be allowed to attend such meetings (provided such representatives are subject to reasonable confidentiality restrictions).

7.5                                 General Functions of the Working Team. The Parties agree that the Working Team’s functions shall be to set up a Life Cycle Management Plan and submit it for the approval of the Steering Committee. Without limitation of Section 3.1(b), the Working Team shall be responsible for overseeing and guiding the implementation of the Life Cycle Management Plan and co-ordination of each Party’s respective activities. The Parties agree that the Working Team shall meet at least once every four (4) months at mutually agreeable dates and places, and that, upon invitation of either Party, other representatives of Schering, Praecis, or both, shall be allowed to attend such meetings (provided such representatives are subject to reasonable confidentiality restrictions). The

Parties further agree that each Party shall bear all expenses of its WT Members and representatives with respect to their participation in the Working Team.

7.6                                 Retention of Powers. The Parties hereby agree that, notwithstanding the creation of the Steering Committee and/or the Working Team and/or Manufacturing and Supply Team, each Party to this Agreement shall (i) at all times retain the rights and powers granted to it pursuant to the terms and conditions of this Agreement, and that (ii) except as otherwise expressly provided in this Agreement or expressly agreed to by the Parties in writing to that effect, neither the Steering Committee nor the Working Team nor the Manufacturing and Supply Team thereof shall be delegated or vested with any such rights or powers. Neither the Steering Committee nor the Working Team nor the Manufacturing and Supply Team shall have at any time the power to amend or modify this Agreement in any way, as such may only be amended or modified as provided in Section 18.15 of this Agreement.

7.7                                 Global Steering Committee.  The Parties will establish a global steering committee (“Global Steering Committee”) for the purpose of enabling Praecis, Schering and such additional Praecis licensees as may designate representatives to the Global Steering Committee as contemplated by this Section 7.7, to consider, and as appropriate and subject to any contractual restrictions or restrictions of Applicable Law, to inform one another, discuss and if appropriate, coordinate, global Development or Commercialization strategies for the Product.  The Global Steering Committee shall consist of an equal number of representatives from each Party (but in no event less than two (2)).  Praecis may also invite to become members an equal number of representatives from each of Praecis’ additional licensees.  The respective individual representatives of Praecis and Schering to the Global Steering Committee may be removed and replaced from time to time at the discretion of such Party by sending written notice of such action to the other parties which have designated a representative on the Global Steering Committee. Unless otherwise unanimously agreed by the parties which have designated a representative on the Global Steering Committee, the Global Steering Committee shall meet at least once each calendar year.  The Parties agree and acknowledge that the recommendations and determinations of the Global Steering Committee shall in no way be binding upon Praecis, Schering or Praecis’ other licensees.  No party which has designated a representative on Global Steering Committee shall be personally liable to any other party which has designated a representative on the Global Steering Committee by reason of the actions of any such representative in the conduct of the business of the Global Steering Committee.  If no other licensees are participating in the Global Steering Committee, the Global Steering Committee’s function will instead be carried out by the SC.

ARTICLE VIII

MILESTONE PAYMENTS

8.1                                 Milestone Payments.  Schering shall make the following payments (“Milestone Payments”) to Praecis within thirty (30) Business Days after the first achievement of each of the following milestones, except that payment of the Signing Milestone Payment shall be paid by Schering within ten (10) Business Days after signature of this Agreement.  Each of these Milestone Payments shall be paid only once regardless of the number of times the milestones are achieved by the Product.  Each Milestone Payment is nonrefundable, except to the extent expressly set forth in Schedule 8.1.

MILESTONES	PAYMENT
Signature of this Agreement (“Signing Milestone Payment”).	US$	2,000,000.00
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ARTICLE IX

COMMERCIALIZATION

9.1                                 Schering as Sole Marketing Party.  Subject to the terms and conditions of this Agreement (including, but not limited to, Article II), Schering shall have the exclusive right to Commercialize the Product, either by itself or through its Sublicensees, in the Territory.

9.2                                 Commercialization Efforts.  Subject to Section 9.2.1, Schering agrees to use commercially reasonable efforts with respect to the Commercialization of the Product in the Territory as provided hereunder.  Such commercially reasonable efforts will be consistent with the efforts used by Schering in preparing commercialization plans and commercializing its own pharmaceutical products, and may include sub-licensing to the extent permitted hereunder.  [*]

9.2.1                        [*]

9.3                                 [*]

9.4                                 Schering shall conduct (or cause to be conducted) all of its Commercialization activities with respect to the Product in accordance with all requirements of applicable law, and all other requirements of any applicable Health Regulatory Authorities.

9.5                                 [*]

9.6           Non-Compete Obligations.

9.6.1                        Schering Non-Compete.

(a)                                  [*]

(b)                                 Without limitation of Section 9.6.1(a), if at any time during the term of this Agreement Schering or its Affiliates:

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then Schering will immediately provide written notice thereof to Praecis and will provide Praecis with sufficient information for Praecis to evaluate the strategic and commercial implications of such activities.  Schering will provide updates to such information on a quarterly basis.  [*]

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9.6.2                        Praecis Non-Compete.

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ARTICLE X

MANUFACTURE AND SUPPLY

10.1                           Manufacture and Supply

10.1.1                  Subject to the following terms and conditions, Praecis will manufacture the Product and shall supply Schering with all of Schering’s requirements of the Product for sale in the Territory and Schering shall purchase its requirements of the Product exclusively from Praecis. Product shall be supplied by Praecis as Bulk Product released for the EU subject to Section 10.5.1.

10.1.2                  Praecis will manufacture the Bulk Product pursuant to the processes described in the relevant documents provided for in the Regulatory Requirements and as laid out in the QAA, which, upon execution thereof, will form an integral part of this Agreement. Praecis will adhere strictly to these processes and instructions to the extent legally required, and will otherwise materially comply therewith.

10.1.3                  Praecis represents and warrants that, prior to first delivery of the Bulk Product to Schering for the sale in any country of the Territory, it will have obtained all material approvals of Regulatory Authorities necessary for the manufacture of the Product to the extent set forth in the Regulatory Requirements.  Praecis covenants that during the term of this Agreement, it shall comply with the Regulatory Requirements in carrying out its obligations pursuant to this Agreement. Each Party will inform the other Party about any notification from the responsible Health Regulatory Authorities to such Party of any non compliance with applicable laws and regulations.

10.2                           Manufacturing and Supply Team

10.2.1                  The Steering Committee shall form as a sub-committee, the Manufacturing and Supply Team, to act as a forum for effectively addressing issues brought to the attention of the Steering Committee by either Party relating to the manufacture and supply of the Product, the failure to supply Product in a timely manner, quality issues or other logistical issues.

10.2.2                  The Manufacturing and Supply Team shall consist of 2 (two) representatives from each Party. Substitutes may be appointed at any time upon written notice. The Manufacturing and Supply Team shall meet at mutually agreed dates and places. Additional representatives of Schering and Praecis or both, in addition to members of the Manufacturing and Supply Team, may attend such meetings at the invitation of either Party. Schering and Praecis shall bear all expenses of their respective members related to the participation in meetings of the Manufacturing and Supply Team.

10.2.3                  The Manufacturing and Supply Team shall serve as an advisor to the Steering Committee with respect to issues described in Section 10.2.1 and shall have no right to exercise the rights of the Parties under this Agreement. The Manufacturing and Supply Team shall not have the power to amend or modify this Agreement, which may be amended or modified only as provided in Section 18.15.

10.2.4                  Advice given by the Manufacturing and Supply Team to the Steering Committee shall only be given following unanimous agreement of the members of the Manufacturing and Supply Team. Should it prove impossible to obtain such agreement then the disputed matter will be referred to the Steering Committee for resolution in accordance with Section 7.3.

10.3                           Ordering and Forecast

10.3.1                  [*]

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(c)                                  [*]

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10.3.2                  The operation of the foregoing provisions is illustrated in the following example:

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10.3.3                  Within two (2) weeks upon receipt of the First Forecast Praecis will submit to Schering a written confirmation of whether Praecis expects to be able to supply Schering with its requirements according to the First Forecast, such confirmation not to be unreasonably withheld and is subject to Section 10.6. If no such confirmation is given by Praecis within the two (2) week period,  Praecis shall be deemed to have confirmed that it expects to be able to supply Schering with its requirements according to the First Forecast.

10.3.4                  [*]

10.3.5                  The Firm Orders shall specify the Shipment Dates for each month of the Firm Order. The Shipment Dates and quantities specified in Firm Orders will be confirmed by Praecis in writing within two (2) weeks of receipt.  If no confirmation is given by Praecis within the two (2) weeks period, the Firm Orders shall be deemed to have been accepted.  Praecis shall use commercially reasonable efforts to use the Schering item number and the purchase order system for all deliveries.  All invoices, delivery documentation and delivery notes have to contain the corresponding purchase order number and P.O. position.  All purchase orders will be pursuant to a mutually agreeable, standard order form.  In the event of any conflict between any such purchase order and this Agreement, this Agreement will govern.

10.3.6                  If Schering desires to alter any quantities set forth in a Firm Order or to accelerate the Shipment Dates, then Praecis shall undertake reasonable efforts to comply with any changes of ordered quantities or acceleration of Shipment Dates, especially with regard to changes to prevent the interruption of market supply or to cuts in ordered quantities or cancellations where the non-fulfillment of changes would require to destroy the Product, but Praecis will have no liability for failing to meet such altered quantity requests or accelerated Shipment Dates (including, without limitation, no liability for late shipments under Section 10.5.3), and no such failure will constitute or contribute to a failure of supply for purposes of Section 10.7.

10.3.7                  [*]

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10.3.9                  [*]

10.4                           Packaging

The packaging of the Bulk Product shall be consistent with the Specifications.

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10.5                           Shipment

10.5.1                  [*]

10.5.2                  [*]

10.5.3                  [*]

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10.5.4                  [*]

10.5.5                  Praecis represents and warrants to manufacture the Product in accordance with the Specifications and will comply in all material respects with the QAA. Bulk Product which is finally determined not to be manufactured materially in accordance with the Specifications will not satisfy the obligations of Praecis as set forth in this Agreement.

10.5.6                  Should any quantities of Bulk Product supplied by Praecis, as demonstrated by Schering’s quality control testing, not conform with the Specifications, Schering will notify Praecis in writing within thirty (30) days from the date of delivery of the Bulk Product from Praecis to Schering. Schering will supply Praecis with details of the alleged non-conforming Bulk Product including samples thereof and will cooperate in any investigation Praecis should wish to carry out. Even if such determination is disputed by Praecis, Praecis shall as soon as possible and not later than thirty (30) days replace such non-conforming Bulk Product free of charge pending analysis of the asserted nonconformance.

10.5.7                  Notwithstanding the above, if a dispute arises between Praecis and Schering concerning the non-conformity of the Bulk Product to the Specifications, and said dispute is not resolved within thirty (30) days from the receipt by Praecis of the notification mentioned in Section 10.5.5, the matter shall be submitted to an independent laboratory chosen in common agreement between the Parties or, failing such agreement within ten (10) Business Days after the receipt of such notification by Praecis, by the SC, whose decision will be final. The costs for the nonconforming Product and the expenses incurred for said determination shall be paid by the Party whose position is found erroneous by the said decision.

10.5.8                  In the event rejected Bulk Product can not be reworked and must be destroyed, all destruction shall be performed by Praecis or, if mutually agreeable, by Schering.  The Party, which has caused the defective or otherwise nonconforming Bulk Product will pay the costs of such rework and destruction.  Following destruction, the applicable Party will send to the other a certificate of destruction indicating the following:  name of the Bulk Product, batch number, quantity, and name of the company that destroyed the Bulk Product.

10.6                           Shortage of Supply

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10.7.                        Supply Failure Remedies

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10.7.1                  Should Praecis be unable to supply (i) [*] in accordance with the terms of this Agreement, the Parties shall discuss said inability and develop and implement commercially reasonable measures to minimize the risk of further supply disruptions.  Praecis will be responsible for implementing, at its sole cost, any such reasonable measures intended to address causes of the inability to supply within Praecis’ control.  If such measures do not resolve such issues within a reasonable period of time, then upon Schering’s written request, Praecis shall authorize Schering to manufacture or have manufactured quantities of the Product and shall provide Schering free of charge with all necessary know-how, technology, information and assistance for such manufacturing that is available to and Controlled by Praecis and will assist and cooperate with Schering in negotiating contracts (but will not assign any of Praecis’ contracts) with Praecis’ contract manufacturers.  Schering will be responsible for its expenses in connection with the establishment of such supply chain.  Schering acknowledges that Praecis outsources substantially all of its manufacturing process to several contract manufacturers, and that Praecis does not Control those manufacturers’ intellectual property.

10.7.2                  If Schering assumes the manufacturing of the Bulk Product for the Territory in accordance with the terms of Section 10.7.1 hereof, Schering shall as a subcontractor invoice Praecis the subcontracted manufacturing at the cost of goods [*]

10.7.3                  In the event that Praecis encounters capacity constraints with respect to Schering’s non-binding long-term requirement plan for the Bulk Product, Praecis shall develop a contingency plan to satisfy Schering’s long-term requirements.  If both Parties can not agree on such plan, [*]

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1.1                                 10.8         Finished Product.

10.8.1                  [*]

10.8.2                  Subject to applicable law, Schering will identify Praecis as the supplier of the Product in a fair and reasonable manner, reasonably acceptable to Praecis, including by clearly and reasonably prominently identifying Praecis as the manufacturer/developer of the Product on all Finished Product packaging and packaging insert.  Schering may use the Praecis Name in promoting, marketing and selling the Finished Product in the Territory.  All use of the Praecis Trademark and Praecis Name under this Agreement shall be subject to the quality control provisions set forth in Section 14.3.2 of the Agreement.  All samples shall be clearly marked “for sample use only” or some similar phrasing suggested by Schering and approved by Praecis.

10.9                           Inspections. Praecis shall, upon reasonable advance notice, permit any inspection, during normal working hours, of premises and facilities where Praecis manufactures and/or analyses or has manufactured and/or analyzed Bulk Product and/or its intermediates, and of premises where it stores raw materials, auxiliary materials, intermediates, packing materials, and Bulk Product, and of manufacturing records pertaining to production of Bulk Product, by Regulatory Authorities in the Territory or by Schering, if called for by such Regulatory Authorities or by Schering.  Praecis shall be entitled to have its representatives present as part of any such inspection.  Schering shall write a report after any such inspection by Schering and make this available to Praecis, who shall, in conjunction with the relevant contract manufacturer if appropriate, respond in writing to any recommendations made by Schering.

10.10                     GMP Compliance. Any costs and expenses which need to be incurred by Praecis or its contract manufacturers and suppliers to ensure compliance with GMP and other Regulatory Requirements applicable in the Territory shall be borne solely by Praecis and its respective contract manufacturers and suppliers. Following any inspections by Schering, as described in Section 10.9, Schering may prepare a report detailing any deficiencies identified in Praecis’ or its contract manufacturers’ progress towards achieving, or maintaining, GMP standards. Praecis will discuss with Schering any recommendations made by Schering and will implement those with which it agrees. For the avoidance of doubt, any official advice received from a relevant Health Regulatory Authority regarding the requirements of GMP will be conclusive, unless Praecis can reasonably demonstrate that such advice is erroneous, and, unless Praecis so demonstrates, Praecis will implement any such requirements.  However, and for the further avoidance of doubt, Praecis shall not be obligated to implement official advice which is in the form of suggestions that are not necessary for compliance with GMP.  The Parties agree that Praecis shall ensure that Sterigenics shall comply with the Regulatory Requirements in the Territory, including but not limited to monitoring and storage conditions.  Nothing contained in this Section 10.10 is intended to limit or otherwise affect the provisions of Article VI, and, to the extent such provisions are applicable in accordance with their terms, such provisions, and not this Section 10.10, shall control.

ARTICLE XI

SUPPLY PRICE, PAYMENTS

11.1                           Supply Price. Praecis shall supply all of Schering’s Product requirements as Bulk Product on a country-by country basis at the price set forth in the table immediately below, [*]

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Average Net Sales Price	Supply Price in%	Supply Price
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11.5                           Invoice; Payments. Praecis shall invoice to Schering upon shipment of the Product [*]

11.6                           [*]

11.7                           Payments; Interest. Payments due under this Agreement shall be due on such date as specified in this Agreement and, in the event such date is not a Business Day, then the next succeeding Business Day, and shall be made by wire transfer of immediately available funds to a bank account designated by the receiving Party, at least ten (10) days before payment is due.  Any failure by a Party to make a payment within ten (10) Business Days after the date when due shall obligate such Party to pay computed interest to the receiving Party, the interest period commencing on the due date and ending on the payment day, to the other Party, at a rate per annum equal to the one month EURIBOR as quoted on the due date on REUTERS screen EURIBOR01. The interest calculation shall be based on the act/360 computation method.  The interest rate shall be adjusted and interest shall be compounded monthly in arrears.  Such interest shall be due and payable on the tender of the underlying overdue payment.

11.8                           Taxes. Praecis shall pay any and all taxes levied on account of all payments it receives under this Agreement.  If laws or regulations require that taxes be withheld, Schering will (i) deduct those taxes from all remittable payments, (ii) timely pay the taxes to the proper taxing authority, and (iii) send proof of payment to Praecis within thirty (30) days of receipt of confirmation of payment from the relevant taxing authority.  Schering agrees to make all lawful and reasonable efforts to minimize such taxes to Praecis.

11.9                           Payment Currency. Payments by Schering under this Agreement shall be paid to Praecis in Euro (except for the signing fee, which is in United States dollars) by wire transfer of immediately available funds.

11.10                     Conversion.

11.10.1            For purposes of paying the first installment or in any other circumstance where prices under this Agreement are expressed in US$, the amount of US$ shall be converted into Euro at the Euro Foreign Exchange Reference Rates published by the European Central Bank in Frankfurt / Main, Germany two (2) Business Days prior to the date the payment is made.

11.10.2            Where payments are based on Net Sales in countries other than member states of the European Monetary Union, the amount of such Net Sales expressed in the currency of each country shall be converted into Euro at the Euro Foreign Exchange Reference Rates published by the European Central Bank in Frankfurt / Main, Germany on the last Business Day of the applicable calendar quarter.

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11.10.3            The Euro Foreign Exchange Reference Rates are, as of the Effective Date, published on Reuters screen <ECB37>. If no Euro Foreign Exchange Reference Rate is determined for United States dollars or such other relevant currency, the Parties shall agree upon another reference rate.

11.11                     Records of Revenues and Expenses.

(a)                                  Schering will maintain complete and accurate records relevant to the calculation of revenues under this Agreement at its principle place of business, or such other readily accessible single location as Schering may designate.  Not more often than once each year, Schering shall make the said records available for inspection during normal business hours for the period required by applicable laws, but not less than three (3) years from creation of individual records by a certified public accountant or chartered accountant selected by Praecis (subject to the consent of Schering not to be unreasonably withheld or delayed) or Praecis’ internal accountants, for the sole purpose of verifying for Praecis the correctness of calculations and classifications of such revenues under this Agreement.  Praecis shall bear its own costs related to such audit; provided that, for any underpayments greater than five (5) percent by Schering, Schering shall pay Praecis the amount of underpayment, interest as provided for in Section 11.6 from the time the amount was due and Praecis’ out-of-pocket expenses.  For any underpayments of less than five (5) percent by Schering, Schering shall pay Praecis the amount of underpayment.  Any overpayments by Schering will be refunded to Schering or credited to future amounts payable hereunder by Praecis to Schering, at Schering’s discretion.  Any records or accounting information received from Schering shall be Confidential Information for the purposes of Article XII.  Results of any such audit shall be provided to both Parties and shall also constitute Confidential Information for the purposes of Article XII.

(b)                                 If there is a dispute between the Parties following any audit performed pursuant to Section 11.11(a), either Party may refer the issue (an “Audit Disagreement”) to an independent certified public accountant or chartered accountant for resolution.  In the event an Audit Disagreement is submitted for resolution by either Party, the Parties shall comply with the following procedures: (i) the Party submitting the Audit Disagreement for resolution shall provide written notice to the other Party that it is invoking the procedures of this Section 11.11(b);  (ii) within thirty (30) Business Days of the giving of such notice, the Parties shall jointly select a recognized international accounting firm to act as an independent expert to resolve such Audit Disagreement; (iii) The Audit Disagreement submitted for resolution shall be described by the Parties to the independent expert, which description may be in written or oral form, within ten (10) Business Days of the selection of such independent expert; (iv) The independent expert shall render a decision on the matter as soon as practicable; (v) The decision of the independent expert shall be final and binding unless such Audit Disagreement involves alleged fraud, breach of this Agreement or construction or interpretation of any of the terms and conditions thereof; (vi) All fees and expenses of the independent expert, including any Third Party support staff or other costs incurred with respect to carrying out the procedures specified at the direction of the independent expert in connection with such Audit Disagreement, shall be borne by each Party in inverse proportion to the disputed amounts awarded to the Party by the independent expert through such decision (e.g. Praecis disputes $100, the independent expert awards Praecis $60, then Praecis pays forty (40%) percent and Schering pays sixty (60%) of the independent expert’s costs).

ARTICLE XII

CONFIDENTIALITY

12.1                           Confidentiality; Exceptions.  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that the receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Information and other information and materials furnished to it by the other Party pursuant to this Agreement or any Information developed during the course of the collaboration hereunder, or any provisions of this Agreement that are the subject of an effective order of the Securities Exchange Commission granting confidential treatment pursuant to the Securities Act of 1934 as amended (collectively “Confidential Information”), except to the extent that it can be established by the receiving Party that such Confidential Information:

(a)                                  was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party; or

(b)                                 was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party; or

(c)                                  became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement.

(d)                                 was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others; or

(e)                                  was independently discovered or developed by the receiving Party as documented in its corporate records.

12.2                           Authorized Disclosure.  Each Party may disclose Confidential Information hereunder to the extent such disclosure is reasonably necessary (a) in filing or prosecuting patent applications, prosecuting or defending litigation, or conducting Development, in each case to the extent within the scope of the Licensed Activities, provided that the receiving Party receives the prior written consent of the disclosing Party, such consent not to be unreasonably withheld or delayed, and (b) for filing or updating any Marketing Authorization Application under this Agreement, or complying with applicable governmental laws, rules and regulations, provided that, if a Party is required by law or regulation to make any such disclosures under (a) or (b) of the other Party’s Confidential Information it will, except where impracticable for necessary disclosures (for example in the event of medical emergency or where, in the good faith judgment of a Party after consultation with outside securities law counsel, prompt disclosure is required under applicable securities laws, regulations or under the rules of a trading market applicable to such Party and it is impracticable to provide the other Party with such advanced notice of such disclosure), give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent impracticable as described above, will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed.  In addition, and with prior written notice to the other Party of each Third Party with whom a confidential disclosure agreement is being entered into, each Party shall be entitled to disclose, under a binder of confidentiality, Confidential Information to any Third Party for the purpose of carrying out the purposes of this Agreement.  Nothing in this Article XII shall restrict any Party from using for any purpose any Confidential Information independently developed by it during the course of the collaboration hereunder, or from using Confidential Information that is specifically derived from pre-clinical or clinical trials to carry out Regulatory Approval marketing, sales or professional services support functions as is customary in the pharmaceutical industry.  Where materiality of disclosure requires a press release or other disclosure pertaining to this Agreement by one Party, the disclosing Party shall give at least three (3) Business Days’ advance notice to the other Party, except in cases where, in the good faith judgment of a Party after consultation with counsel outside securities law counsel, prompt disclosure is required and it is impracticable to provide such advance notice of such disclosure.

12.3                           Nondisclosure of Terms.  Each of the Parties hereto agrees not to disclose the terms of this Agreement to any Third Party without the prior written consent of the other Party hereto, which consent shall not be unreasonably withheld, except to such Party’s attorneys, advisors and others on a need to know basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent a Party determines, after consultation with outside counsel, that such disclosure is or may be required by law or regulation.

12.4                           Publications.  A Party (the “Publishing Party”) may publish in accordance with scientific standards any such result or study generated or Developed under this Agreement after providing the other Party at least thirty (30) days prior to submission of an abstract or manuscript (a “Publication”), in English, a copy of such proposed Publication to determine whether such proposed Publication contains subject matter for which Patent protection should be sought prior to publication or to determine whether it should be modified or deleted to avoid disclosure of Proprietary Information or to avoid regulatory issues.  If such other Party informs the Publishing Party, within such thirty (30) day period, that such Publication, in its judgment, contains subject matter for which Patent protection should be sought prior to publication or would disclose Confidential Information or possibly result in regulatory issues, the Publishing Party shall delay or prevent such Publication as proposed.  In the case of any proposed Publication containing subject matter as to which such other Party has advised the Publishing Party that Patent protection should be sought prior to such publication, the delay shall be sufficiently long to permit the timely preparation and filing of a Patent application with respect to such subject matter.  It is understood that with respect to proposed Publications consisting of abstracts that timing is often critical; accordingly and without limiting the foregoing, with respect to abstracts submitted by a Party to the other for review pursuant to this Section 12.4, the reviewing Party shall use good faith efforts to complete its review and notify the other Party of any issues as soon as practicable after receipt thereof.  Authorship for all publications under this Section 12.4 shall be credited appropriately and in accordance with standard scientific practice.  Notwithstanding any of the foregoing, neither Party may file or prosecute a Patent application that contains or would disclose Confidential Information of the other Party, without the prior written consent of the other Party, such consent not to be unreasonably withheld or delayed.

12.5                           Survival. This Article XII shall survive the termination or expiration of this Agreement.

ARTICLE XIII

OWNERSHIP OF INTELLECTUAL PROPERTY, PATENT RIGHTS AND USE OF NAME

13.1                           Ownership. Each Party shall solely own, and it alone shall have the right to apply for, Patents within and outside of the Territory for any inventions made solely by that Party’s employees or consultants in the course of performing work under this Agreement.  This Section 13.1 shall survive the termination or expiration of this Agreement.

13.2                           Third Party Patent Rights. Each Party agrees to bring to the attention of the other Party any Third Party Patent it discovers, or has discovered, and which relates to the subject matter of this Agreement.

13.3                           Enforcement Rights.

(a)                                  Notification of Infringement. If either Party learns of any infringement or threatened infringement by a Third Party of the Praecis Patents such Party shall promptly notify the other Party and shall provide such other Party with all available evidence of such infringement.

(b)                                 Enforcement in the Territory. Subject to the next sentence, Praecis shall have the right, at its own expense, to enforce Praecis Patents in the Territory. Schering shall have the right, but not the obligation, to institute, prosecute and control at its own expense any action or proceeding with respect to infringement of any Praecis Patents covering solely the manufacture, use, importation, sale or offer for sale of the Product being developed or marketed in the Territory that is within the scope of the Licensed Activities, by counsel of its own choice, subject to Praecis’ consent to the bringing of such action or proceeding, such consent not to be unreasonably withheld.  Praecis shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.  If Schering fails to bring an action or proceeding or otherwise take appropriate action to abate such infringement within a period of one hundred eighty (180) days of notice by Praecis to Schering requesting action, or such shorter time period if material rights otherwise would be waived or lost, Praecis will have the right to bring and control any such action or proceeding relating to Praecis Patents by counsel of its own choice and Schering will have the right to be represented in any such action by counsel of its own choice and at its own expense.  If one Party brings any such action or proceeding, the other Party agrees to be joined as a party plaintiff if necessary to prosecute the action or proceeding and to give the first Party commercially reasonable assistance and authority to file and prosecute the suit.  Any damages or other monetary awards recovered pursuant to this Section 13.3(b) shall be allocated first to the costs and expenses of the Party bringing suit, then to the costs and expenses, if any, of the other Party.  [*]

(c)                                  Settlement with a Third Party. The Party that controls the prosecution of a given action shall also have the right to control settlement of such action, provided however, that if one Party controls, no settlement shall be entered into without the written consent of the other Party (which consent shall not be unreasonably withheld or delayed) if such settlement would materially and adversely affect the interests of such other Party.

13.4                           Defense and Settlement of Third Party Claims. If a Third Party asserts that a patent, trade secret or copyright owned by it is infringed by any Product in the Territory, Praecis will be solely responsible for defending against any such assertions at its cost and expense (subject to the provisions of Section 13.3(b)).  Praecis will consult with Schering prior to entering into any settlement with any such defendant, but will have the sole right to make the final determination regarding any such settlement.  The costs of any such settlement (including, without limitation, damages, expense reimbursements, compliance, future royalties or other amounts) shall be paid by Praecis.  If any Third Party is successful in any such claim and Schering is ordered to make any payments to such Third Party in connection therewith, any such payments may be offset or deducted from the payment obligations of Schering under the Agreement.

13.5                           Licenses under Third Party Patents.

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13.5.1                  Determination.  Upon mutual agreement, the Parties may seek to obtain a license or right under one or more Third Party Patents covering any Product in the Territory in order to avoid infringement.  In the event that either Party determines that it is beneficial for the Parties to obtain a license or right under one or more Third Party Patents covering any Product in the Territory and the other Party objects to such determination within thirty (30) days after such determination is made, the Parties shall suspend action for a period of one (1) month (the “Deferral Period”) to allow the objecting Party to present its position to and discuss its position with the other Party.  Such discussion shall involve senior management of each Party.

13.5.2                  Each Party may present such facts, findings, conclusions and other information as it deems necessary during the Deferral Period.  Upon the earlier of the end of the Deferral Period or both Parties’ presentation of all of their information, Praecis shall evaluate such information and make a final determination, in its reasonable judgment, as to the desirability of obtaining a license or right under such Third Party Patents.  The decision reached by Praecis shall thereafter be final and binding on the Parties.

13.5.3                  Licensing.  In the event that the Parties agree to seek to obtain a license or right under any Third Party Patents or in the event of final determination by Praecis of the desirability to obtain a license or right under any Third Party Patents, Schering and Praecis will make reasonable efforts to obtain such license or right.

13.5.4                  Royalties.  Any royalties and fees to be paid to the Third Party in consideration of the license or right under the Third Party Patents with respect to the Product sold by Schering, its Affiliates or its sublicensees shall be borne by Praecis.

13.6                           Patent Prosecution and Expenses. Praecis shall have the right, at its expense, to control the preparing, filing, prosecuting and maintaining of the Praecis Patents in the Territory, and the conducting of any interferences, re-examinations, reissues, oppositions or requests for Patent term extensions relating to the Praecis Patents.  If Praecis determines in its sole discretion to abandon or not maintain any Praecis Patents in the Territory, then Praecis, to the extent it may do so, shall use commercially reasonable efforts to provide Schering with at least sixty (60) days’ prior written notice of such determination.  In such event, Schering shall have the right, at its option (except with respect to unpublished Patent applications, in which case such right is only upon the prior written consent of Praecis, granted at Praecis’ sole discretion) to control the filing, prosecution and/or maintenance of any such Patent at its own expense, in Praecis’ name.  Notwithstanding the foregoing, if the SC agrees that failure to obtain or maintain such Patent protection would have a material adverse impact on the Development or Commercialization of the Product in the Territory, Schering shall have the right to credit against amounts due to Praecis hereunder all out-of-pocket costs incurred by Schering in connection with the such filing, prosecution and maintenance of the Praecis Patents pursuant to this Section 13.6. All Patent Expenses with respect to Praecis Patents incurred by Praecis, and by Schering to the extent provided in this Section 13.6, shall be borne by Praecis.

13.7                           Praecis will have no obligation whatsoever with respect to any claim that arises from, or license that is required due to (i) any Change requested by Schering, (ii) Schering’s failure to use replacement Product that does not violate such third party rights or (iii) the combination of the Product with any other non-Praecis intellectual property, hardware or processes.

13.8                           For avoidance of doubt, Schering acknowledges that Praecis Patents include Third Party Patents, and that Praecis may not have the right to control the bringing of claims to enforce such Patents or to defend such Patents, and that, in accordance with Section 2.5, the provisions of this Article XIII are subject to any limiting terms and conditions in the applicable third party licenses.

13.9                           Except as expressly set forth otherwise in this Article XIII, each Party will be solely responsible for any intellectual property-related litigation in which it may become involved in connection with the Development or Commercialization of the Product, or its exploitation of the Praecis Patents, Praecis Information and Praecis Trademarks, including any such litigation arising from (i) the combination of any such intellectual property with any other intellectual property, hardware, processes or combination thereof, or (ii) any intellectual property other than the licensor Party’s intellectual property or (iii) any claim relating to the other Party’s intellectual property that could be avoided by the use of a reasonable alternative provided by the other Party.

13.10                     Use of Names. Except as provided in Article XIV, neither Party shall use the name of the other Party in relation to this transaction in any public announcement, press release or other public document without the written consent of such other Party (unless such use is required by law or regulation), which consent shall not be unreasonably withheld or delayed; provided however, that either Party may use the name of the other Party in any document filed with any Health Regulatory Authority, including the FDA, or with the Securities and Exchange Commission, in which case Schering shall be referred to as “Schering AG, Germany”.

ARTICLE XIV

TRADE MARK RIGHTS AND INFRINGEMENT

14.1.1                  Each party recognizes the exclusive ownership by the other Party of any proprietary name, logotype or Trademark furnished by such Party (including Affiliates) for use in connection with the marketing, sale or distribution of the Product.  Neither Party shall, either while this Agreement is in effect, or at any time thereafter, register, use or challenge or assist others to challenge the Trademarks of the other Party or attempt to obtain any right in or to any such name, logotype or trademark or in and to any name, logotype or trademarks confusingly similar to the Product or any other goods and products, notwithstanding that such goods or products have a different use or are dissimilar to the Product.

14.1.2                  Schering may use the Praecis Trademark or any other Schering Trademark in connection with the marketing, sale or distribution of the Product in the Territory.

14.2         Schering Trademarks

14.2.1                  Schering shall be responsible for the selection, registration, maintenance and defense of all Schering Trademarks, which are employed in connection with the marketing and selling of the Product in the Territory, and shall own and control such Schering Trademarks and pay any costs in connection therewith.

14.2.2                  Schering shall be responsible for the selection and the registration, hosting, maintenance and defense of the Schering Trademarks as Domain Names which are used in connection with the Product under all country code Top Level Domains (ccTLD) and all current and future generic Top Level Domains (gTLD). For the avoidance of doubt Schering shall be allowed to register in its own name, to host on its own servers, maintain and defend such Domain Names and use them for websites.

14.3                           Praecis Trademark

14.3.1                  In the case that Schering decides to use the Praecis Trademark, Praecis hereby grants to Schering, subject to the terms and conditions herein, the exclusive right to use the Praecis Trademark and the Praecis Name in the Territory for the term of this Agreement free of charge. Such license shall be exclusive for the Praecis Trademark and non-exclusive for the Praecis Name.

14.3.2                  Schering shall, at its costs and expenses, and whenever necessary for the performance of the terms of this Agreement, (i) file and undertake in good faith to obtain and then maintain the Praecis Trademarks’ registrations in the Territory, and (ii) inform Praecis of the status of such Praecis Trademarks.  A list on the legal status of the Trademarks for all countries of the Territory is attached as of Effective Date as Schedule 14.3.2.

(a)                                  In the case that Schering decides to use the Praecis Trademark, Praecis shall transfer to Schering all Domain Names similar to the Praecis Trademark; provided, however, if Praecis is using, or plans to use, the Praecis Trademark outside of the Territory, the Domain Names shall not be transferred to Schering.  Schering shall be responsible for the registration, hosting, maintenance and defense of the Praecis Trademark as Domain Names in the Territory. For the avoidance of doubt, Schering is allowed to register in its own name, to host on its own servers, maintain and defend such Domain Names in the Territory and use them for websites. A list on the legal status of the Domain Names for all countries of the Territory as of Effective Date will be provided by Praecis by May 15, 2004. Schering agrees that (i) any use of the Praecis Marks will be only in a proper trademark sense, shall identify the Praecis Marks as a trademark by including the appropriate trademark symbol in association with the Praecis Marks and (ii) all goodwill resulting from its use of the Praecis Marks shall inure to the exclusive benefit of Praecis.  Schering acknowledges that Praecis makes no representation or warranty that trademark registrations can be obtained or maintained for the Praecis Trademark.  Schering recognizes Praecis’ exclusive ownership of and title in and to the Praecis Marks, and, notwithstanding any other provision of this Agreement, shall not at any time do or authorize to be done any act or thing which is likely to materially impair the rights of Praecis in and to the Praecis Marks or in any trademark registration or application therefor, and Schering shall not at any time claim any right of interest in or to the Praecis Marks or the aforesaid trademark registrations or applications therefor.The Parties acknowledge the importance of exercising quality control over use of the Praecis Marks in order to preserve the continued integrity and validity of the Praecis Marks and to protect the goodwill associated therewith.  Schering agrees that the Product offered or sold under the Praecis Marks pursuant to this Agreement must be of a standard and quality at least equal to or better than that required by Praecis for its own use thereof.  If no standard is expressly required by Praecis, then the Product offered or sold under the Praecis Marks will be of a standard at least reasonably comparable to that prevailing with respect to Other Praecis Products offered by Praecis that also use the Praecis Marks.  As required in each country in the Territory to preserve proprietary rights in the Praecis Marks, or as otherwise requested by Schering, Praecis shall provide Schering with reasonable usage guidelines for the Praecis Marks.

14.4                           Trademark infringement:

Each Party shall promptly notify the other of any actual alleged or threatened infringement of the Trademark or of any unfair trade practices, trade dress limitation, passing off of counterfeit goods, or similar offences of which it becomes aware.  Except to the extent otherwise required by law or protect proprietary rights in and to the Praecis Trademark, only Schering will be authorized to initiate at its own discretion legal proceedings against any infringement or threatened infringement of a Trademark applicable to the Product as defined in this Agreement. Schering shall be responsible for all costs in connection with such legal proceedings.  Praecis shall co-operate reasonably in connection with Schering’s actions for the protection of the Trademarks.

14.5                           In the event that this Agreement is terminated in accordance with Article XVI Schering shall, upon Praecis’ request, transfer the Praecis Trademark, and all applications and registrations therefor, to Praecis, and for such transfer, other than in the case of termination by Praecis for material breach by Schering, the Parties will further negotiate in good faith a reasonable consideration, reflecting the value of the Trademark created by Schering, which shall be paid by Praecis to Schering. The value will be determined at that time of the assignment.

ARTICLE XV

REPRESENTATIONS AND WARRANTIES

15.1         Representations and Warranties

(a)                                  Each of the Parties represents and warrants to the other Party, as of the Effective Date, as follows:

(i)                                     The Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms.  The execution, delivery and performance of the Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor to such party’s knowledge, violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

(ii)                                  Neither Party has granted, and during the term of this Agreement neither Party will grant, any right to any Third Party relating to the Praecis Patents and/or Praecis Information, or Schering Information, which would conflict with the rights granted to the other Party hereunder.

(iii)                               There are no actions, suits, proceedings or unsatisfied judgments outstanding, pending or, to the knowledge of such Party threatened, against or affecting such Party, which may impair the ability of such Party to perform its obligations under this Agreement, and with respect to Praecis subject to the disclosure refered to in Section 15.1 (b) (iii) such Party is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

(b)                                 Praecis hereby represents and warrants to Schering, as of the Effective Date, that Praecis:

(i)                                     Has provided Schering with reasonable access to all material information in its possession or control or of which it is aware as of the Effective Date, concerning efficacy, side effects, injury, toxicity, or sensitivity, reaction and incidents or severity thereof, associated with any clinical use, studies, investigations or tests with the Product (animal or human), whether or not determined to be attributable to the Product.

(ii)                                  To the best of its knowledge, Praecis has not employed, or used a contractor or consultant that employs, any individual or entity debarred by the FDA (or subject to a similar sanction of EMEA), or, to the best knowledge of Praecis, any individual who or entity which is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMEA), in the conduct of the preclinical or clinical studies of Products.

(iii)                               As of the Effective Date, except as it may have previously disclosed to Schering in writing, has not received any notices of infringement or any written communications asserting a possible infringement with respect to the Product, and that it is not aware that the manufacture, use or sale of the Product infringes any Third Party patent rights.

(iv)                              As of the Effective Date, Praecis is not aware of any prior act or any fact which causes it to conclude that any Praecis Patent owned by Praecis or licensed under the PPI Licensed Rights is invalid or unenforceable.

(v)                                 Praecis has obtained all right, title and interest in and to all rights to the Praecis Patents and Praecis Information, free and clear of any liens, encumbrances or rights to repurchase; and

(vi)                              During the term hereof, Praecis will not take enter into any agreements with any Third Party which would adversely Schering’s rights under this Agreement.

(vii)                           Praecis has conducted, or has caused its contractors or consultants to conduct, the preclinical and clinical studies for the Product in the US, in all material respects in accordance with applicable laws and published standards of the FDA, and regulatory standards applicable to the conduct of studies in the United States, including without limitation, GMPs, GLPs and GCPs.

(viii)                        Notwithstanding any term or condition to the contrary in this Agreement, Praecis makes no representation, warranty or covenant (i) as to the validity or scope of any of the Praecis Patents (except as set forth in Section 15.1(b)(iv) above), (ii) that the Praecis Patents or Praecis Information or the performance of any of the License Activities will not infringe any Third Parties’ intellectual property, except as expressly represented and warranted in Section 15.1(b)(iii) (and without limiting Praecis’ indemnification obligation pursuant to Article XVII), (iii) that the Praecis Patents include composition-of-matter claims that cover PPI-149 in any country in the Territory other than those listed in Schedule 15.1(b), or (iv) that the PLENAXIS trademark is or can be registered in any country in the Territory other than those listed in Schedule 15.1(b) as having been registered as of the Effective Date.

(c)                                  Schering hereby represents and warrants to Praecis, as of the Effective Date, that Schering:

(i)                                     During the term hereof, Schering will not enter into any agreements with any Third Party which would adversely affect Praecis’ rights under this Agreement.

ARTICLE XVI

TERM AND TERMINATION

16.1                           Term. This Agreement shall commence as of the Effective Date and, unless sooner terminated as provided herein, shall continue in effect until (i) the last Praecis Patent licensed to Schering pursuant Section 2.1 expires or (ii) ten (10) years after the First Commercial Sale of the Product in the first of one of the following countries: Germany, United Kingdom, France, Spain or Italy, whichever of (i) and (ii) is longer. Schering will notify Praecis about the First Commercial Sale of the Product. This Agreement will automatically extend for renewal periods of one (1) year unless either Party gives written notice to the other Party of its intention not to renew at least one (1) year prior to the expiry date.

16.2                           Termination

(a)                                  [*]

(b)                                 [*]

(c)                                  Failure of Schering or Praecis to materially comply with any of their respective material obligations and conditions contained in this Agreement shall entitle the other Party to give the Party in default notice requiring it to cure such default.  If such default is not substantially cured (or fully cured, in the case of a payment default) within [*] after receipt of such notice, the notifying Party shall be entitled (without prejudice to any of its other rights conferred on it by this Agreement) to terminate this Agreement in its entirety only. Notwithstanding the foregoing, in the event of a non-monetary default, if the default is not reasonably capable of being cured [*] by the defaulting Party and such defaulting Party is making a good faith effort to cure such default, the notifying Party may not terminate this Agreement, provided however, that the notifying Party may terminate this Agreement if such default is not cured [*]  The right of either Party to terminate this Agreement as hereinabove provided shall not be affected in any way by its waiver of, or failure to take action with respect to any previous default.

(d)                                 In the event that one of the Parties hereto shall go into liquidation, a receiver or a trustee be appointed for the property or estate of that Party and said receiver or trustee is not removed within thirty (30) days, or the Party makes an assignment for the benefit of creditors (collectively, a “Bankruptcy Event”), and whether any of the aforesaid Bankruptcy Events be the outcome of the voluntary act of that Party, or otherwise, the other Party shall be entitled to terminate this Agreement in its entirety only by written notice to the Party that is subject to a Bankruptcy Event.

(i)                                     If Praecis enters into an arrangement for creditors and/or bankruptcy, one week prior to such arrangement for creditors and/or bankruptcy, Schering shall have the right to be notified by Praecis of such arrangement and/or bankruptcy, and any and all license fees owed directly to IUF by Praecis pursuant to this Agreement shall thereafter, upon notice to Schering, be paid by Schering directly to IUF, and Schering may offset such payments against amounts otherwise to be paid by Schering to Praecis under this Agreement.

(e)                                  Should Schering or Praecis consider the distribution of the Product dangerous or harmful, either Party shall immediately notify the other Party and provide in

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writing any and all reason and information which prompted such decision. If both Parties consider that such decision is well-founded, or a Health Regulatory Authority requires the cessation of marketing and sales of the Product, each Party will be entitled to terminate this Agreement in its entirety only by sending a termination notice to the other Party. Any Firm Orders issued by Schering for the term after the termination will be deemed to be cancelled with the notification of termination according to this Section 16.2(e). For the avoidance of doubt, Praecis and Schering will each bear its own costs incurred.

(f)                                    [*]

(g)           [*]

[*]

[*]

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(h)                                 Effect of Termination

(a)                                  In the event that this Agreement is terminated in its entirety or in one or more countries by Schering in accordance with Section 16.2 (b) above, by Praecis in accordance with Section 16.2 (f), by either Party in its entirety in accordance with this Article XVI or pursuant to any other provision of this Agreement entitling a Party to terminate this Agreement, Schering will, with respect to each country for which the termination applies (or all countries in the Territory in the case of termination of this Agreement in its entirety): (i) not use the Praecis Information as long as it has to be kept confidential pursuant to Article XII hereof in such country; (ii) not infringe any of the Praecis Patents in such country; (iii) make all payments accrued under this Agreement with respect to such country prior to the effective termination date; (vi) transfer all regulatory filings and approvals related to the applicable Product in such country to Praecis, on Praecis’ written request for same; and (vii) sell to Praecis, at any time within ninety (90) days of such termination, at Praecis’ election, all or any portion of the inventory of the Product owned by Schering or its Affiliates which are intended for sale in such country at a price equal to Schering’s or its Affiliate’s fully burdened costs for such inventory.  Such election shall be made by Praecis in writing and within thirty (30) days of such termination.  If Praecis elects to purchase such Schering inventory, then Schering shall ship at Praecis’ cost and direction such inventory to Praecis.  Praecis shall pay for such inventory upon receipt of such inventory.

(b)                                 Notwithstanding the provisions of subparagraph (a) of this Section 16.2(h) or any other provision of this Agreement, unless this Agreement has been validly terminated in its entirety (in which event Praecis shall be entitled to Commercialize the Product in any and all countries in the Territory), Praecis shall not be permitted to Commercialize the Product in any country in the EU.

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(i)                                     Upon termination, the right and obligations of the Parties cease, and all licenses terminate, except where expressly provided for otherwise in this Agreement, and provided that termination of this Agreement shall not relieve the Parties hereto of any liability, including any obligation to make payments hereunder, which accrued hereunder prior to the effective date of such termination, nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice any Party’s right to obtain performance of any obligation which arose prior to the effective date of such termination.

16.3                           Surviving Rights.  The rights and obligations set forth in this Agreement shall extend beyond the termination of the Agreement only to the extent expressly provided in this Article XVI or expressly provided for elsewhere in this Agreement.

ARTICLE XVII

INDEMNIFICATION

17.1                           Indemnification. Schering hereby agrees to save, defend and hold Praecis and its officers, directors, consultants, agents and employees harmless from and against any and all Third Party suits, claims, actions, demands, liabilities, expenses or losses, including reasonable legal expenses and attorneys’ fees (collectively “Losses”) resulting from or arising out of the Commercialization of the Product except to the extent such Losses result from or arise out of breach by Praecis of this Agreement, including without limitation the inaccuracy of any representation of Praecis set forth in this Agreement or breach of any of Praecis’ warranties set forth in Article XV, or resulting from Praecis’ manufacture of the Product or the negligence or willful misconduct of Praecis, in which case Praecis hereby agrees to save, defend and hold Schering and its directors, officers, agents and employees harmless from any and all such Losses.

17.2                           Except as provided in Section 17.1, Schering and Praecis, (as applicable, the “First Party”) hereby agree to save, defend and hold the other Party and its directors, officers, agents and employees harmless from and against any and all Losses resulting from or arising out of the Development of any Product to the extent such Development was performed by or on behalf of the First Party, except to the extent such Losses result from or arise out of the negligence or willful misconduct of the other Party, in which case such other Party hereby agrees to save, defend and hold the First Party and its directors, officers, agents and employees harmless from any and all such Losses, provided that, for purposes hereof Development performed by Schering hereunder is deemed not to be on behalf of Praecis.

17.3                           Each indemnified Party agrees to give the indemnifying Party prompt written notice of any Loss or discovery of fact upon which such indemnified Party intends to base a request for indemnification under Sections 17.1 or 17.2.  Each Party shall furnish promptly to the other copies of all papers and official documents received in respect of any Loss.  With respect to any indemnifiable claim hereunder that does not relate solely to the indemnified Party becoming subject to injunctive or other equitable relief, and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the indemnified Party hereunder, the indemnifying Party shall have the sole right to defend, settle or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate.  The indemnified Party will have the right to control indemnifiable claims hereunder that relate solely to injunctive or equitable relief brought solely against the indemnified Party.  The Party not controlling the litigation may participate in the litigation, with counsel of its own choosing, at its own expense.  The indemnifying Party shall obtain the written consent of the indemnified Party, which shall not be unreasonably withheld or delayed, prior to ceasing to defend, settling or otherwise disposing of any Loss if as a result thereof the indemnified Party would become subject to injunctive or other equitable relief, or any remedy other than the payment of money which is the responsibility of the indemnifying Party.  The indemnifying Party shall not be liable for any settlement or other disposition of a Loss by the indemnified Party which is reached without the consent of the indemnifying Party.  If and to the extent that any litigation relating to a Loss is conducted by the indemnified Party as provided above, the reasonable costs and expenses, including reasonable fees and disbursements of counsel incurred by any indemnified Party in connection with any such litigation, shall be reimbursed, once it is at least preliminarily determined that such Party is entitled to indemnification under this Article XVII, on a quarterly basis by the indemnifying Party, without prejudice to the indemnifying Party’s right to contest the indemnified Party’s right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the indemnified Party.

17.4                           In the event any Party becomes liable to pay any damages to a Third Party with respect to any matter related to the Product not otherwise provided for in Section 17.1 or Section 17.2,, the Parties hereby agree that any such damages shall be borne by the Party in whose sphere of responsibility lays the responsibility for the damage, and, to that effect, the Parties further agree to define sphere of responsibilities with respect to the manufacture and quality control as laid out in Appendix 7 to the QAA from and after the time the QAA is executed and delivered by the Parties. In the event either Party fails to fulfill its obligations pursuant to this Article XVII, the other Party shall be entitled to notify it and such failure shall, if material, be deemed a default as more fully described in Section 16.2(c) of this Agreement.

17.5                           Insurance. Praecis agrees and warrants that, during the term of this Agreement and for a period of five (5) years thereafter, it shall obtain and maintain at its own expenses, product liability insurance from a recognized insurance carrier providing liability coverage in the aggregate, per occurrence and per year, with coverage limits of not less than fifteen million U.S. dollars ($15,000,000). Praecis will prove this insurance cover by furnishing Schering with copies of the relevant insurance documentation.

17.6                           This Article XVII shall survive the termination or expiration of this Agreement.

ARTICLE XVIII

MISCELLANEOUS

18.1                           Assignment.

(a)                                  Each Party may assign this Agreement or any of its rights or obligations under this Agreement to any of its Affiliates; provided, however, that such assignment shall not relieve the Party of its responsibilities for performance of its obligations under this Agreement.

(b)                                 The Parties may not assign this Agreement to any Third Party without the prior written consent of the other Party, such consent not to be unreasonably withheld or unduly delayed, except that no prior written consent shall be required in the event that a Third Party acquires all or substantially all of the assets or outstanding shares of, or merges with, Schering or Praecis, as the case may be; provided, that, the assignee shall agree in writing to assume all of the assignor’s rights and responsibilities hereunder, the assignee shall provide notice of such assignment to the other Party to this Agreement as soon as practicable following such assignment, and such assignment shall not relieve the Party of its responsibilities for performance of its obligations under this Agreement.

(c)                                  This Agreement shall be binding upon and inure to the benefit of the permitted assigns of the Parties.  Any purported assignment not in accordance with this Agreement shall be null and void.

18.2                           Force Majeure.  Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party, other than for payment obligations, if the failure is occasioned by government action (including, without limitation, laws, regulations or orders), war, fire, terrorism,  explosion, flood or other weather event, strike, lockout, embargo, act of God or any other cause beyond the control of the defaulting Party, provided that the Party claiming force majeure has extended reasonable efforts normally followed in its industry to avoid or remedy any such force majeure, continues to employ such efforts and promptly notifies the other Party of such force majeure event.

18.3                           Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

18.4                           Survival of Representations; Disclaimer.  EACH PARTY AGREES AND ACKNOWLEDGES THAT, EXCEPT AS SET FORTH IN ARTICLE XV, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AGAINST NON-INFRINGEMENT OR THE LIKE, OR ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR FROM TRADE PRACTICES, OR REGARDING THE VALUE, ADEQUACY, QUALITY, EFFICIENCY, STABILITY, CHARACTERISTICS OR USEFULNESS OF ANY PRODUCTS.

18.5                           Exclusion of Liability.  EXCEPT AS EXPRESSLY AGREED IN THIS AGREEMENT, TO THE MAXIMUM EXTENT PERMITTED BY LAW, NEITHER PARTY, ITS AFFILIATES NOR ANY OF THEIR LICENSEES OR REPRESENTATIVES SHALL BE LIABLE TO THE OTHER PARTY, ITS AFFILIATES OR ANY OF THEIR LICENSEES OR REPRESENTATIVES FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, RELIANCE OR PUNITIVE DAMAGES OR LOST OR IMPUTED PROFITS OR ROYALTIES, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

18.6                           No Third-Party Rights.  No provision of this Agreement shall be deemed or construed in any way to result in the creation of any rights or obligation in any person not a Party to this Agreement.  To the extent that either Party’s directors, officers, employees, or Affiliates is entitled to indemnification under this Agreement, Schering and Praecis, respectively will have the sole right to seek such indemnification on behalf of such indemnitee.

18.7                           No Trademark Rights.  Except as otherwise provided herein, no right, express or implied, is granted by this Agreement to use in any manner the names “Schering” or “Praecis” or any other trade name or trademark of the other Party or its Affiliates in connection with the performance of this Agreement.

18.8                           Notices.  All notices hereunder shall be in writing, effective upon receipt, and shall be delivered personally, hand-delivered, mailed by registered or certified mail (return receipt requested, postage prepaid), or sent by express courier service, to the other Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)                                  If to Schering

Schering Aktiengesellschaft
D-13342 Berlin, Germany

Legal Department

(b)                                 If to Praecis

Praecis Pharmaceutical Inc.

830 Winter Street,

Waltham, MA 02451, USA

18.9                           Waiver.  Except as specifically provided herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any right or remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party’s rights or remedies provided in this Agreement.

18.10                     Severability.  Each Party hereby agrees that it does not intend, by its execution hereof, to violate any public policies, statutory or common laws, rules, regulations, treaties or decisions of any government agency or executive body thereof of any country or community or association of countries.  Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions, which valid provisions in their economic and other effects are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions.  In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole or the validity of any portions hereof, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provision.

18.11                     Ambiguities.  The Parties acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to the Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

18.12                     Governing Law; Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of New York, without regard to conflict of laws principles of such state. Each Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York state or U.S. federal court located in the Southern District of New York and any appellate court from such court, in any suit, action or proceeding arising out of this Agreement, and agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such court;

provided, that, each Party shall be entitled to enforce any judgment in any court having jurisdiction over the matter.

18.13                     Headings.  The section and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections or paragraphs.

18.14                     Counterparts.  This Agreement may be executed by the Parties in one or more counterparts.  Such counterparts may be exchanged by facsimile (provided that each executed counterpart is transmitted in one complete transmission).  Where there is an exchange of executed counterparts, each Party shall be bound by this Agreement notwithstanding that original copies of this Agreement may not be exchanged immediately.  The Parties shall cooperate after execution of this Agreement and exchange by facsimile to ensure that each Party obtains an original, executed copy of this Agreement.

18.15                     Entire Agreement; Amendments.  This Agreement, including all Schedules attached hereto, all documents and things incorporated herein by reference and all of the documents delivered concurrently herewith set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersede and terminate all prior agreements and understandings between the Parties.   No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

18.16                     Expenses.  Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisers and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

18.17                     Independent Contractors.  The status of the Parties under this Agreement shall be that of independent contractors.  Neither Party shall have the right to enter into any agreements on behalf of the other Party, nor shall it represent to any person that it has any such right or authority.  Nothing in this Agreement shall be construed as establishing a partnership or joint venture relationship between the Parties.

18.18                     Schering Standstill.  Without the express prior written consent of Praecis, for a period of [*] after the Effective Date, neither Schering nor any of its Affiliates will, directly or indirectly, (i) purchase or otherwise acquire any securities, or rights or options to acquire any securities, of Praecis such that, after giving effect to such purchase or other acquisition, Schering, alone or together with its Affiliates, would “beneficially own” (determined as provided in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) more than [*] of Praecis’ outstanding common stock, (ii) make any “solicitation” of “proxies” (as such terms are used in the proxy rules of the United States Securities and Exchange Commission) or (iii) make any written offer or proposal, or any public announcement, concerning any business combination, merger or consolidation, tender or exchange offer or equity investment involving, or sale of all or a significant portion of the assets of, Praecis, or (iv) instigate, join, act in concern with or assist (including but not limited to providing, or assisting in any way in obtaining, financing for, or acting as a joint or co-bidder with) any Third Party to take any action referred to in clauses (i) through (iii) above.

IN WITNESS WHEREOF, Schering and Praecis have caused this Agreement to be executed as of the Effective Date by their respective duly authorized representatives.

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION.
ASTERISKS (*) DENOTE SUCH OMISSIONS.

Berlin, April 27, 2004		Waltham, April 27, 2004
SCHERING AKTIENGESELLSCHAFT		PRAECIS PHARMACEUTICALS INC.

/s/ Christian Nowak	/s/ Daniel Horn	/s/ Kevin F. McLaughlin
Christian Nowak	Dr. Daniel Horn

Schedule 1 - Countries of Territory

1.                                      European Union

Austria

Belgium

Czech Republic

Cyprus

Denmark

Estonia

Finland

France

Germany

Great Britain

Greece

Hungary

Ireland

Italy

Latvia

Lithuania

Luxemburg

Malta

Netherlands

Poland

Portugal

Slovakia

Slovenia

Spain

Sweden

2.             European Union and European Economic Area

European Union

Iceland

Liechtenstein

Norway

Switzerland

3.             Eastern Europe and Middle East

Albania

Armenien

Azerbaijan

Belarus

Bosnia-Herzog.

Bulgaria

Croatia

Georgia

Kazakhstan

Kirghizia

Macedonia

Mongolia

Moldavia

Montenegro

Romania

Russia

Serbia

Tadzhikistan

Turkey

Turkmenistan

Ukraine

Uzbekistan

Afghanistan

Bahrain

Bangladesh

Egypt

India

Iran

Iraq

Israel

Jordan

Kuwait

Lebanon

Libya

Oman

Qatar

Pakistan

Saudi Arabia

South Africa

Sri Lanka

Syria

United Arab Emirates

Yemen

4.             Region Asia/Pacific

Australia

New Zealand

Schedule 2 - End User Kit Contents and Specifications

Kit Components as Designated in MAA section 3.2 P.7 Submitted to BfArM in June 2003 and
Current as of Effective Date

Component	Supplier Name and Address
Abarelix 100 mg powder for suspension for injection vial	[*]
[*]
0.9% Sodium Chloride Injection, 5 mL ampoule	[*]
3 cc Luer-Lock™ syringe with 18 gauge 1-1/2” needle, CE certified	[*]
22 gauge 1-1/2” Safety Glide Needle, CE certified	[*]
Drug Product Label	[*]

Technical Instructions	[*]

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION.
ASTERISKS (*) DENOTE SUCH OMISSIONS.

Specifications for Injection Vial, Stopper and Seal Components

As Designated in MAA Submitted to BfArM in June 2003 and Current as of Effective Date

Component	Supplier	Material	Description
Vial	[*]	[*]	[*]

Stopper	[*]	[*]	[*]

[*]

[*]

Seal, Flip-off	[*]	[*]	[*]

[*]

360 Medical Fluid	[*]	[*]	[*]

(a)           [*]

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION.
ASTERISKS (*) DENOTE SUCH OMISSIONS.

Schedule 3 - Existing Development

Existing Clinical Trials

1.                                       Praecis is currently undertaking a dosing study (Praecis number 149-04-01) for Plenaxis in androgen independent prostate cancer patients.  That study will start to accrue patients in the United States beginning in April 2004.  As of the Effective Date, the clinical protocol has been commented upon by the FDA and resubmitted with further changes.

2.                                       There are also on-going evaluations of improved delivery devices and formulations for the Current Product.

Schedule 4 - PPI-149

“PPI-149” shall mean a compound having the following structure, as described in US Patents 5,843,901, 6,423,686, and 6,455,499:

Schedule 5 - Praecis Patents in the Territory

Granted Patents(1)

AT 0794961

BE 0794961

CH 0794961

DE 0794961

DK 0794961

ES 0794961

FI 0794961

FR 0794961

GB 0794961

GR 0794961

IE 0794961

IT 0794961

LU 0794961

MC 0794961

NL 0794961

PT 0794961

SE 0794961

AU 715,399

AU 735,174

AU 782,801

AU 730,948

JR 1998

NZ 336269

RU 2202371

ZA 97/10994

(1) Indicated status reflects communications received by PRAECIS from foreign patent agents as of April 14, 2004.

Pending Applications

AU 31301/00

AU 54008/01

AU 39667/99

AU 37642/99

AU 41883/01

EP 01204149.7

EP 97953188.6

EP 96942812.7

EP 02078871.7

EP 99922735.8

EP 99920059.5

EP 01913197.8

CZ PV 2066-99

DZ 970221

HR P970674A

HU 22857/99

IL 130,309

NZ 511431

NZ 507498

NZ 507504

PL P-334076

SK PV0793-99

TR 1382

UA 99073900

Schedule 8.1 - Approval Milestone Payment

[*]

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION.
ASTERISKS (*) DENOTE SUCH OMISSIONS.

Schedule 14.3.2 Plenaxis Trademark Registrations and

Pending Applications in the Territory

I.                                         Registrations/applications owned by PRAECIS

Country	Filing date	Application number	Reg. date	Reg. number	Status
COMMUNITY TRADE MARK	15/7/02	2775674	14/10/03	2775674	REGISTRATION
EGYPT	26/4/00	132426			APPLICATION
LEBANON	14/4/00	768863	14/4/00	83292	REGISTRATION

II.                                     Registrations/applications to be assigned to PRAECIS by Sanofi-Synthelabo (information below as provided by Sanofi-Synthelabo)

Country	Filing date	Application number	Reg. date	Reg. number	Status
ALBANIA	10/10/00	743725			APPLICATION
ARMENIA	10/10/00	743725			APPLICATION
AUSTRIA	10/10/00	743725			APPLICATION
AZERBAIJAN	10/10/00	743725			APPLICATION
BAHRAIN	16/05/01	2708/2000			PUBLICATION
BELARUS	10/10/00	743725			APPLICATION
BENELUX	10/10/00	743725			APPLICATION
BOSNIA-HERZEGOVINA	10/10/00	743725			APPLICATION
BULGARIA	10/10/00	743725			APPLICATION
CROATIA	10/10/00	743725			APPLICATION
CYPRUS	07/11/00	58326			APPLICATION
CZECH REPUBLIC	10/10/00	743725			APPLICATION
DENMARK	10/10/00	743725			APPLICATION
ESTONIA	10/10/00	743725			APPLICATION
FRANCE	06/08/99	99807338	06/08/99	99807338	REGISTRATION
GEORGIA	10/10/00	743725	10/10/00	743725	REGISTRATION
GERMANY	10/10/00	743725			APPLICATION
HUNGARY	10/10/00	743725			APPLICATION
ICELAND	10/10/00	743725			APPLICATION
IRAN	16/12/00	7909861	28/04/01	93430	REGISTRATION
ISRAEL	09/11/00	143751	04/12/01	143751	REGISTRATION
ITALY	10/10/00	743725			APPLICATION
JORDAN	13/11/00	59905	10/07/02	59905	REGISTRATION
KAZAKHSTAN	10/10/00	743725			APPLICATION
KUWAIT	13/05/01	50028			PUBLICATION

KYRGYZSTAN	10/10/00	743725	10/10/00	743725	REGISTRATION
LATVIA	10/10/00	743725			APPLICATION
LEBANON	09/11/00	09/11/00		85380	REGISTRATION
LITHUANIA	10/10/00	743725			APPLICATION
MACEDONIA	10/10/00	743725			APPLICATION
MALTA	06/11/00	32525	10/11/00	32525	REGISTRATION
MOLDOVA (REP)	10/10/00	743725			APPLICATION
NORWAY	10/10/00	743725	10/10/00	743725	REGISTRATION
OMAN	12/11/00	23971			APPLICATION
POLAND	10/10/00	743725			APPLICATION
PORTUGAL	10/10/00	743725			APPLICATION
QATAR	26/11/00	24290			APPLICATION
ROMANIA	10/10/00	743725			APPLICATION
RUSSIAN FEDERATION	10/10/00	743725			APPLICATION
SAUDI ARABIA	28/11/00	68200	28/11/00	617/70	REGISTRATION
SERBIA and MONTENEGRO	10/10/00	743725			APPLICATION
SLOVAKIA	10/10/00	743725			APPLICATION
SLOVENIA	10/10/00	743725			APPLICATION
SWITZERLAND	10/10/00	743725			APPLICATION
SYRIA	13/01/01	361890	05/02/01	75259	REGISTRATION
TAJIKISTAN	10/10/00	743725			APPLICATION
TURKEY	10/10/00	743725	10/10/00	743725	REGISTRATION
TURKMENISTAN	10/10/00	743725			APPLICATION
UKRAINE	10/10/00	743725	10/10/00	743725	REGISTRATION
UNITED ARAB EMIRATES	17/12/00	39911			PUBLICATION
UZBEKISTAN	10/10/00	743725			APPLICATION
YEMEN (REPUBLIC OF)	26/11/00	19327	09/09/01	14046	REGISTRATION

Draft

Quality Assurance Agreement

Schedule 6 to the Licence, Supply and Distribution Agreement between

Schering AG

(„Schering”)

and

Praecis Pharmaceuticals Inc.

(“Praecis”)

[*]

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION.
ASTERISKS (*) DENOTE SUCH OMISSIONS.

DRAFT

Schedule 7

Pharmacovigilance Agreement between Schering AG and Praecis for Plenaxis

[*]

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION.
ASTERISKS (*) DENOTE SUCH OMISSIONS.